                                 LOAN AGREEMENT

            This Loan Agreement is dated as of January 19, 2005 between National City Bank of the Midwest ("Bank") and Pioneer Railcorp, an Iowa corporation ("Pioneer"); and is acknowledged by Alabama & Florida Railway Co., Inc., an Iowa corporation ("AF"), Alabama Railroad Co., an Iowa corporation ("ALAB"), Decatur Junction Railway Co., an Iowa corporation ("DT"), Elkhart & Western Railroad Co., an Iowa corporation ("EWR"), Fort Smith Railroad Co., an Iowa corporation ("FSR"), The Garden City Western Railway, Inc., a Kansas corporation ("GCW"), Gettysburg & Northern Railroad Co., an Iowa corporation ("GET"), Indiana Southwestern Railway Co., an Iowa corporation ("ISW"), Kendallville Terminal Railway Co., an Iowa corporation ("KTR"), Keokuk Junction Railway Co., an Iowa corporation ("KJRY"), Michigan Southern Railroad Company, an Iowa corporation ("MSO"), Mississippi Central Railroad Co., a Mississippi corporation ("MSCI"), Pioneer Industrial Railway Co., an Iowa corporation ("PRY"), Shawnee Terminal Railroad Co., an Illinois corporation ("STR"), Vandalia Railroad Company, an Illinois corporation ("VRRC"), West Michigan Railroad Co., an Iowa corporation ("WMI") and Pioneer Railroad Equipment Co., Ltd., an Iowa corporation ("PRE") (collectively, the "Guarantors"). Pioneer and the Guarantors are collectively referred to as the "Borrowers".

                                    ARTICLE I
                                    THE LOANS

            Section 1.01: Agreement to Borrow and Lend. Bank agrees to extend to Pioneer, and Pioneer agrees to accept from the Bank, the obligations described in Sections 1.02 and 1.03 of this Agreement, all on the terms and conditions set forth in this Agreement.

            Section 1.02: Term Loan. Upon the execution of this Agreement, and on the terms and subject to the conditions set forth herein and in the Term Note, Bank shall make the Term Loan to Pioneer in the amount of $16,000,000. The Term Loan shall be disbursed, bear interest and shall be repaid as set forth in the Term Note.

            Section 1.03: Revolving Credit Facility. Upon the execution of this Agreement, and on the terms and subject to the conditions set forth herein and in the Revolving Credit Note, Bank shall make the Revolving Credit Facility available to Pioneer in the amount of $2,000,000. The Revolving Credit Facility shall bear interest and shall be repaid as set forth in the Revolving Credit Note.

            Section 1.04: Rate Management Transactions. Pioneer also expects to enter into with Bank or its affiliated entitles one or more interest rate swap or similar transactions.

            Section 1.05: Definitions. As used herein, the following terms shall have the following meanings for the purpose of this Agreement and the documents related hereto unless the context in which such term is used clearly requires otherwise:

            Applicable Margin Grid: the Applicable Margin Grid attached hereto and made a part hereof as Exhibit A.

            LIBOR Rate: the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Administrative Agent and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of the Loan and with a maturity equal to the applicable Interest Period are offered to Lender at 11:00 A.M. London time (or as soon thereafter as practicable) on the date of reference by banking institutions in the

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      London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system "Page 3570" report or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Lender may reference from time to time, plus the Applicable Margin set forth on the Applicable Margin Grid. "Interest Period" shall mean one, two, three, or six months.

            Loans: the Revolving Credit Facility and the Term Loan.

            Note and Notes: the Term Note and the Revolving Credit Note.

            Obligations: each and every obligation described in Sections 1.02,
      1.03 and 1.04 above and the Guaranty executed by each Guarantor of even date herewith.

            Revolving Credit Facility: the $2,000,000 secured revolving credit facility provided to Borrower by the Bank pursuant to this Agreement, as described in Section 1.03 of this Agreement.

            Revolving Credit Note: the Revolving Credit Promissory Note of even date herewith in the face principal amount of $2,000,000 evidencing the Revolving Credit Facility.

            Term Loan: the $16,000,000 secured term loan provided to Borrower by Bank pursuant to this Agreement, as described in Section 1.02 of this Agreement.

            Term Note: the Term Promissory Note of even date herewith in the face principal amount of $16,000,000 evidencing the Term Loan.

            Section 1.06: Prepayment. The Loans may be prepaid as set forth in the Notes.

            Section 1.07: Use of Term Loan Proceeds. Pioneer shall use the proceeds of the Term Loan as follows: up to $7,000,000 to refinance existing debt of Pioneer to Bank, up to $4,000,000 to finance the acquisition of the west end of the Toledo, Peoria and Western Railway Corporation and up to $5,000,000 to finance the repurchase of equity interests in Pioneer pursuant to its privatization strategy.

            Section 1.08: Non-Use Fee. Borrower shall pay to the Bank a non-use fee of twenty five (25) basis points as applied to the average daily unused amount of the Revolving Credit Facility for each fiscal quarter of Pioneer. The non-use fee shall be calculated for each fiscal quarter (or portion thereof) beginning with the quarter ended March 31, 2005 and continuing until January 19, 2007. For purposes of calculating usage under this Section for any day, the Revolving Credit Facility shall be deemed used on such day to extent of the principal amount of all outstanding loans under the Revolving Credit Facility on such day. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on January 19, 2007, for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

                                   ARTICLE II
                                    SECURITY

            Section 2.01: Security. Borrowers (other than PRE) agree to grant to the Bank the following security interests as security for the Obligations:

      - Security Agreements - A security interest in all personal property of Borrowers (other than PRE), evidenced by a security agreement from each Borrower (other than PRE) and perfected by appropriate financing statements;

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      -     Pledge Agreements - A pledge by Pioneer of its ownership interests in all other Borrowers (other than PRE), evidenced by a pledge agreement from Pioneer and perfected by appropriate financing statements and/or possession; and

      -     Guaranties - Guaranties from each Guarantor.

The documents evidencing the security interests described above, together with this Agreement, the Notes and all other documents and agreements executed in connection with the Obligations, are hereinafter referred to as the "Collateral Documents."

                                   ARTICLE III
                                     CLOSING

      Prior to or at closing, the Borrowers shall deliver to the Bank the following:

         - all documents reasonably requested by Bank to evidence and secure the Obligations, including without limitation the Collateral Documents.

         - a certificate of good standing for each Borrower and a certified copy of the organizational document (with all amendments) of each Borrower from the Secretary of State of each Borrower's state of organization.

         -     a certified copy of the By-Laws of each Borrower.

         -     a certificate of incumbency for each Borrower.

         - a certified copy of resolutions of the board of directors of each Borrower approving this Agreement and the transactions described herein.

         -     such other documents as the Bank may reasonably request.

                                   ARTICLE IV
                 FINANCIAL MANAGEMENT, STATEMENTS AND COVENANTS

            Section 4.01: Financial Management. The Borrower's financial management system shall be structured to provide for accurate, current and complete disclosure of the financial results of the Borrower's operations.

            Section 4.02: Annual Financial Statements and Tax Returns. Furnish to the Bank the following:

                  (a) within one hundred twenty (120) days after the end of each fiscal year of the Pioneer, audited financial statements of Pioneer, on a consolidated basis, including a balance sheet as of the close of such fiscal year and related statement of income for such year, setting forth in each case in comparative form corresponding figures from the preceding annual financial statements, all in reasonable detail and satisfactory in scope to the Bank, prepared in accordance with GAAP applied on a consistent basis. Each such annual statement shall be accompanied by the certificate of an authorized officer of

            Pioneer acceptable to Bank certifying that he has no knowledge of any Default or Event of Default or, if he has obtained knowledge of any Default or Event of Default, he shall disclose such Default or Event of Default;

                  (b) within twenty (20) days of filing, a photocopy of each
            Borrower's executed federal income tax returns (exclusive of wage information) (with all forms and schedules attached) for the year to which the filed return relates, certified to be true, correct and complete by an appropriate officer of each Borrower acceptable to Bank.

            Section 4.03: Interim Financial Statements; Covenant Compliance Worksheets and Reports. Furnish to the Bank the following:

                  (a) within forty-five (45) days after the end of each quarter of each fiscal year of Pioneer, a balance sheet of Pioneer, on a consolidated basis, as of the end of each such quarter and a related statement of income for the period from the beginning of the fiscal year to the end of such quarter, prepared in the manner set forth in
            Section 4.02(a) above for the annual statements, subject to normal year-end adjustments, certified by an authorized officer of Pioneer.

                  (b) Other Financial Information. Furnish to the Bank copies of such other financial information as the Bank may from time to time reasonably request.

            Section 4.04: Financial Covenants. So long as any portion of the Obligations shall remain outstanding, the Borrowers shall comply with the following financial covenants:

            - Minimum Tangible Net Worth - The Tangible Net Worth of Pioneer shall not be less than $4,000,000 at the end of any fiscal quarter of Pioneer. Beginning March 31, 2005, and on the last day of each fiscal quarter of Pioneer thereafter, the Minimum Tangible Net Worth amount shall be increased by fifty percent (50%) of after-tax net income of Pioneer, on a consolidated basis, during said fiscal quarter. The Minimum Tangible Net Worth amount shall not be reduced due to any net losses of Pioneer or otherwise.

            - Maximum Funded Debt/EBITDA Ratio - The Funded Debt/EBITDA Ratio for Pioneer shall be not more than 3.5:1.0 at the end of any fiscal quarter of Pioneer, calculated in each instance for the previous four fiscal (4) quarters. Beginning June 30, 2006, the Funded Debt/EBITDA Ratio maximum level shall be decreased to 3.0:1.0.

            - Minimum Fixed Charge Coverage Ratio - The Fixed Charge Coverage Ratio for Pioneer shall be not less than 1.10:1.00 at the end of any fiscal quarter of Pioneer, calculated in each instance for the previous four fiscal (4) quarters. Beginning June 30, 2006, the Fixed Charge Coverage Ratio minimum level shall be increased to 1.15:1.00.

            Section 4.05: Financial Definitions.

            - Tangible Net Worth shall mean the amount of total assets of the Pioneer, on a consolidated basis, excluding the amount of intangible assets of the Pioneer, on a consolidated basis, minus the amount of total liabilities of the Pioneer, on a consolidated basis, exclusive of subordinated debt, if any. Intangible assets shall include, at book value, without limitation, leasehold improvements, goodwill, patents, copyrights, secret processes, deferred expenses related to sales, general administrative, research and development expenses, and all amounts due from any officer, employee, director, or related person.

            - Funded Debt/EBITDA Ratio shall mean the ratio of Funded Debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). "Funded Debt" shall mean all interest-bearing debt plus capitalized leases. For purposes of calculating this covenant, the following amounts shall be added to EBITDA at the following calculation dates:

March 31, 2005        $620,000
June 30, 2005         $465,000
September 30, 2005    $310,000
December 31, 2005     $155,000

            - Fixed Charge Coverage Ratio shall mean the ratio of net income of Pioneer, on a consolidated basis, plus depreciation and interest, less dividends and cash capital expenditures, to the sum of scheduled principal payments made on senior term debt plus interest expense, but deducting the sum of $160,000 from interest expense for the calculations to be made on March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005.

Each of the covenants described, and any term used but not defined, in this
Section 4.05 shall be determined and defined in accordance with GAAP applied on a consistent basis.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      To induce the Bank to enter into the Agreement, the Borrowers represent and warrant as follows:

            Section 5.01: Duly Organized. Each Borrower is duly organized under the laws of the State of its organization, and is duly qualified to do business and in good standing in each jurisdiction where the operation of their respective businesses makes qualification necessary. Each has the power to enter into this Agreement and to borrow hereunder, and each has obtained all licenses necessary for the conduct of its business.

            Section 5.02: Duly Authorized. The making and performance by the Borrowers of this Agreement and the execution and delivery of all documents hereunder have been duly authorized by all necessary action and will not violate any law, rule, regulation, order, judgment, decree, determination or award presently in effect having applicability to the Borrower or any provision of the organizational documents of any Borrower, or result in a breach of or constitute a default under any indenture, bank loan, credit agreement or any other agreement or instrument to which any Borrower is a party or by which it or its property may be bound or affected.

            Section 5.03: No Legal Suits. There are no legal actions, suits or proceedings pending, or to the knowledge of any Borrower, threatened against any Borrower or otherwise relating to any of its business properties before any court or administrative agency, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition or business of any Borrower.

            Section 5.04: Not in Default. No Borrower is in default of any obligation, covenant or condition contained in any bond, debenture, note, other evidence of indebtedness or any mortgage or collateral instrument securing the same or any other material agreement.

            Section 5.05: Taxes are Paid. Each Borrower has filed all tax returns which are required and has paid or made provision for the payment of all taxes, including real estate taxes, which have or may become due pursuant to said returns or pursuant to any assessments levied against any Borrower or its personal or real property by any taxing agency, federal, state or local, and shall continue to do so throughout the term of this Agreement. No tax liability has been asserted by the Internal Revenue Service or other taxing agency, federal or state, or local, for taxes materially in excess of those already provided for and no Borrower knows of any basis for any such deficiency assessment.

            Section 5.06: No Adverse Change. There has been no adverse change since the date of loan application in the financial condition, organization, operation, business prospects, fixed properties or personnel of any Borrower.

            Section 5.07: Governmental Approval. The Borrowers have secured all necessary approvals or consents for their operations, if required, of (i) any mortgagor, creditor or other party having any financial interest in any Borrower, or (ii) governmental bodies having jurisdiction with respect to this transaction or any use of these proceeds.

            Section 5.08: Financial Information. Subject to any limitations stated therein or in connection therewith, all balance sheets, earning statements, and other financial data which have been or may hereafter be furnished to the Bank with respect to any Borrower do or shall fairly present the financial condition of each Borrower as of their respective dates and the results of its operations for the periods for which the same are furnished, and all other information, reports, and other papers and data furnished to the Bank are or shall be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Bank a true and accurate knowledge of the subject matter.

            Section 5.09: Compliance with Environmental Laws. The Borrowers hereby represent and warrant to Bank as follows:

            (a) To the best of Borrowers' knowledge, each Borrower is now and will remain in compliance with all applicable laws and regulations, including, without limitation, all Laws (as hereinafter defined);

            (b) All required governmental permits, licenses and, agreements for the use and operation of the Borrowers' business properties are now and will remain in effect, and the Borrowers' business properties, their use and operation do now and will in the future comply with all such permits, licenses and agreements;

            (c) To the best of Borrowers' knowledge, there are and will be no Hazardous or Toxic Material (as hereinafter defined) existing on or under the surface of any of the Borrowers' business properties or in any surface waters or ground waters on or under said properties and no escape, seepage, spillage, discharge, emission or release of any Hazardous or Toxic Material shall occur on, under, above or emanate from, said properties except to the extent that any such Hazardous or Toxic Material is handled in accordance with all Laws;

            (d) There are no pending, or to the best knowledge of the Borrowers, threatened or anticipated suits, actions, proceedings or notices from any governmental or quasi-governmental agency with respect to any of Borrower's business properties any Borrower.

      For purposes of this Agreement, the term Hazardous or Toxic Material shall be defined to include: (i) asbestos or any material composed of or containing asbestos in any form and of any type, or (ii) any hazardous, toxic or dangerous waste, substance, material, smoke, gas or particulate matter, as from time to time defined by or for purposes of the Comprehensive Environmental Response Compensation and Liability Act, any law commonly referred to as of the date hereof as "Superfund" or "Superlien" or any successor to such laws, or any other federal, state or local environmental, health or safety statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, material, smoke, gas or particulate matter, as now or any time hereinafter in effect (collectively, the "Laws").

            Section 5.10: Statements not Misleading. No document, agreement or certificate furnished to Bank by any Borrower in connection with the Obligations contains any untrue statement of a material fact or omits any material fact necessary to make any other statements not misleading. There is no fact known to any Borrower which may adversely affect any Borrower that has not been disclosed to Bank in writing.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            Section 6.01: Delivery of Loan Documents. The Borrowers will deliver to the Bank originals of this Agreement and all documents reasonably requested by Bank to evidence or secure the Obligations, including without limitation the Collateral Documents.

            Section 6.02: Payment of the Obligations. The Borrowers shall pay punctually all principal and interest on the Obligations according to their respective terms and conditions and shall pay punctually any other amounts that may become due and payable to the Bank under or pursuant to the terms of this Agreement or otherwise. Moreover, the Borrowers agree to pay punctually all principal and interest due on any other indebtedness now or hereafter assumed by the Borrowers.

            Section 6.03: Maintain and Insure Property. Each Borrower agrees at all times to maintain its business properties in such condition and repair that the Bank's security will be adequately protected. Each Borrower shall also keep its business properties fully insured with:

            (i) comprehensive general liability insurance insuring the Borrower against claims, demands and actions with respect to bodily injury, death or property damage, with minimum limits of coverage and otherwise appropriate for Borrower's business;

            (ii) fire and casualty insurance on Borrower's primary business office building located at 1318 S. Johanson Road, Peoria, Illinois and contents, in an amount equal to the full replacement value thereof.

All such policies shall be from carriers and in form and amount satisfactory to Bank. Each Borrower shall provide Bank with certificates of insurance evidencing such coverage, naming Bank as an additional insured and providing that Bank will be given thirty (30) days notice prior to cancellation.

            Section 6.04: Workers' Compensation, Social Security, Retirement and Health Insurance Benefits, and Taxes. Each Borrower shall provide Workers' Compensation insurance where the same is required, and shall accept full responsibility for the payment of unemployment insurance, premiums for Workers' Compensation, Social Security and retirement and health insurance benefits, as well as all income tax deductions and any other taxes or payroll deductions required by law for its employees.

            Section 6.05: Compliance with Laws; Payment of Taxes and Other Liabilities. Each Borrower will maintain its corporate existence, and will comply with all applicable statutes, laws and regulations and will pay all taxes, assessments, charges, claims for labor, supplies, rent and other obligations which if unpaid might become a lien against any Borrower or its property. Each Borrower will timely pay all taxes assessed on or against its income, unless, and to the extent that, such taxes are being contested in good faith and by appropriate litigation or other proceedings, if the books of the Borrower reflect the maintenance of reasonable reserves therefor.

            Section 6.06: Right to Inspection. Each Borrower agrees to grant the Bank, until the Obligations have been fully repaid, the right at all reasonable hours free access to any of its business properties for the purpose of inspection to determine the condition of said properties. Each Borrower will as often as deemed necessary by the Bank, permit the Bank, or its duly authorized representatives to have full access to and the right to examine any pertinent books, documents, papers and records until the Obligations are fully repaid.

            Section 6.07: Damage or Destruction of the Property. In the event of any damage to or destruction of any of the Borrowers' business properties or any part thereof, the Borrowers will either (i) promptly cause the same to be restored, replaced or rebuilt as nearly as possible to their value, condition and character immediately prior to such damage or destruction; or (ii) pay to Bank all insurance proceeds received by any Borrower on account of such damage or destruction, to be applied to the balance due on the Obligations. The Borrowers shall immediately notify Bank of the occurrence of any such damage or destruction, and shall, within thirty (30) days thereafter, notify Bank whether or not it intends to rebuild.

            Section 6.08: Indemnification. Each Borrower shall indemnify and hold Bank harmless from and against all claims arising from any breach or default in any covenant, warranty, representation or in the performance of any obligation on any Borrower's part to be performed under the terms of this Agreement or any agreement executed pursuant hereto, or arising from any negligence of any Borrower, or any Borrower's agents, contractors or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Bank by reason of any claim described above, the Borrowers shall defend the same at Borrowers' expense by counsel satisfactory to Bank.

            Section 6.09: Notice of Litigation. Promptly after receiving notice or otherwise acquiring knowledge thereof, the Borrowers will advise Bank, in writing, of the filing or commencement of litigation or proceedings wherein any Borrower is named as a defendant, if the amount of damages claimed against said Borrower exceeds the sum of Fifty Thousand Dollars ($50,000).

            Section 6.10: Change in Financial Condition: No Borrower will suffer or allow any substantial or materially adverse change in the financial condition of any Borrower to occur.

            Section 6.11: Attorney-In-Fact. After the occurrence of any Event of Default hereunder, each Borrower hereby irrevocably designates and appoints Bank as its attorney-in-fact to perform in its name any acts Bank reasonably deems necessary to implement the provisions of this Agreement in the event of the failure, refusal or inability of any Borrower to act, and each Borrower will indemnify Bank with respect to any costs, expenses, damages or liabilities (including attorney's fees) incurred by the Bank in connection therewith.

            Section 6.12: Interest Rate Protection. Within one hundred eighty
(180) days of the date hereof, Borrower shall enter into and maintain in full force and effect interest rate protection agreements in an amount not less than fifty percent (50%) of the aggregate outstanding principal balance of the Term Loan. Such agreements shall conform to International Swap Dealers Association, Inc. standards, shall be with institutions reasonably acceptable to Lender and shall otherwise be in form and substance reasonably acceptable to Lender.

                                   ARTICLE VII
                       NEGATIVE COVENANTS OF THE BORROWERS

            Section 7.01: Non-Breach of Agreement. Each Borrower covenants and agrees that, from the date hereof until repayment in full of the Obligations, it will not enter into any agreement or other commitment the performance of which would constitute a breach of any of the covenants and agreements contained in this Agreement or any document or agreement executed in connection herewith.

            Section 7.02: Additional Indebtedness. No Borrower will accept or enter into any secondary financing or incur or permit any existing indebtedness to continue in excess of $5,000,000, in the aggregate, except for indebtedness
(i) outstanding on the date of this Agreement and disclosed in writing to Bank; and (ii) indebtedness owed to Bank.

            Section 7.03: Dividends or Distributions. Intentionally omitted.

            Section 7.04: Encumber Property. No Borrower will create or permit any mortgage, pledge, lien, charge or encumbrance, including liens arising from judgments, on any Borrower's real or personal property, except for (i) any such liens in favor of Bank or approved by Bank and (ii) any such liens securing indebtedness permitted under Section 7.02 above.

            Section 7.05: Sell Property. No Borrower will, other than in the ordinary course of its business, sell, convey or suffer to be conveyed, assign, transfer, relinquish possession or otherwise dispose of any of its business properties unless approved in writing by the Bank.

            Section 7.06: Benefit Plans. Intentionally omitted.

            Section 7.07: Changes in Business Structure. Without the written permission of the Bank, there will be no change in the ownership structure, control or operation of any Borrower, including but not limited to (i) merger into or consolidation with any other entity; (ii) issuance of any shares of its capital stock; (iii) changing the nature of its business as carried on at the date hereof; or (iv) substantial distribution, liquidation or other disposal of the assets of Borrower to its stockholders.

            Section 7.08: Intercompany Transactions. No Borrower shall make any loans to, or borrow any funds from any affiliated entities other than other Borrowers except in the ordinary course of business or in accordance with past practice of the Borrowers. In the event that Bank consents to any such loans, the debt of any Borrower to any other party shall be subordinate to all debt owed to Bank. No Borrower shall enter into any other transactions with affiliated entities other than other Borrowers except in the ordinary course of business and on reasonable terms and conditions. PRE shall not be considered a Borrower for purposes of this Section 7.08.

            Section 7.09: Guaranties. No Borrower will guaranty any indebtedness of any other person or entity without the prior written consent of Bank, except for (i) guaranties of debt to Bank and (ii) guaranties existing on the date of this Agreement and disclosed in writing to Bank.

            Section 7.10: Investments. No Borrower shall acquire or dispose of any interest in any non-publicly traded company without the prior written consent of Bank.

            Section 7.11: Negative Pledge: Real Estate. No Borrower shall create or permit to exist any mortgage or other lien on any real estate owned by the Borrower.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

            The entire unpaid principal of the Obligations, and the interest then accrued thereon, shall become and immediately due and payable upon the written demand of the Bank, without any other notice or demand of any kind or presentment of protest, if any one of the following events (hereafter an "Event of Default") shall occur and be continuing at the same time of such demand, whether voluntarily or involuntarily, with or without limitation, occurring or brought about by the operation of law or pursuant to or in compliance with regulations of any administrative or governmental body.

            Section 8.01: Non-payment of Obligations. If the Borrower shall fail to make payment when due of any installment of principal on the Obligations, or interest accrued thereon.

            Section 8.02: Non-payment of Other Indebtedness. If default shall be made in the payment when due of any installment of principal or of interest on any Borrower's other indebtedness.

            Section 8.03: Incorrect Representation or Warranty. If any representation or warranty contained in, or made in connection with the execution and delivery of, this Agreement, any Collateral Document or in any agreement, certificate or other document furnished pursuant thereto, shall prove to have been incorrect when made in any material respect.

            Section 8.04: Default in Covenants. If any Borrower shall default in the performance of any non-monetary term, covenant or agreement contained in any Collateral Document or any other document executed in connection therewith or otherwise, and such default shall continue for thirty (30) days after either (i) it becomes known to Borrower or (ii) written notice thereof shall have been given to any Borrower by the Bank; provided, however, that if the default is of such nature that it can be corrected but not within said period, the cure period shall be extended so long as Borrower initiates curative action within such period and diligently pursues that action to completion.

            Section 8.05: Voluntary Insolvency. If any Borrower shall become insolvent or shall cease to pay its debts as they mature or shall voluntarily file a petition seeking reorganization, or the appointment of a receiver, trustee or liquidator for it or a substantial portion of its assets or to effect a plan or other arrangement with creditors, or shall be adjudicated bankrupt, or shall make a voluntary assignment for the benefit of creditors.

            Section 8.06: Involuntary Insolvency. If an involuntary petition shall be filed against any Borrower under any bankruptcy, insolvency or similar law or seeking reorganization or the appointment of any receiver, trustee or liquidator for any Borrower of a substantial part of the property of any Borrower or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of any Borrower and such petition shall not be dismissed, or such writ or warrant of attachment or similar process shall not be released or bonded, within thirty days after filing or levy.

            Section 8.07: Judgments. If any final judgment for the payment of money that is not fully covered by liability insurance and is in excess of Ten Thousand Dollars ($10,000) shall be rendered against any Borrower, and within thirty days, shall not be discharged, or an appeal therefrom taken and execution thereon effectively stayed pending such appeal, and, if such judgment be affirmed on such appeal, and the same shall not be discharged within thirty days.

            Section 8.08: Dissolution, Merger or Consolidation. If any Borrower is dissolved, merged or consolidated with any entity, or the transfer of a substantial part of the ownership or assets of any Borrower is made.

            Section 8.09: Termination of Business. If any Borrower shall terminate the operation of its business, or materially change the manner of operation of such business.

                                   ARTICLE IX
                                    REMEDIES

            Section 9.01: Note Remedies. Upon the occurrence of any Event of Default and at any time thereafter until such Event of Default is cured, the Bank shall have, in addition to all other rights and remedies, all remedies provided in any Collateral Document or any other documents executed in connection therewith or otherwise.

            Section 9.02: Offset. Upon the occurrence of an Event of Default, Bank shall have the right to apply any funds held by Bank on behalf of any Borrower to offset any of the indebtedness hereby secured.

            Section 9.03: Waivers. Each Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered, or other action taken in reliance hereon and all other demands and notices of any description unless otherwise required herein. With respect to the Obligations, each Borrower agrees to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising, or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of collateral or any income thereon, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. The Bank may exercise its rights with respect to collateral without resorting or regard to other collateral or source of reimbursement. The Bank shall not be deemed to have waived any of its rights under the Collateral Documents or any other document executed in connection therewith or otherwise unless such waiver is in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such rights or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank under the Collateral Documents or any other document executed in connection therewith or otherwise shall be cumulative and may be exercised singularly or concurrently.

            Section 9.04: Right of Bank to Make Advances to Cure Events of Default. In the event that any Borrower shall fail to perform any covenant or agreement contained in this Agreement or any other Collateral Document, or fail to make any payments required by this Agreement or any other Collateral Document, Bank may (but shall not be obligated to) perform any one or all of such covenants or agreements, make any such payments (including those due Bank) or advance funds in excess of the face amount of any obligation, and any amounts expended by Bank in so doing, plus interest thereon at the default interest rate, shall be due and payable by Borrowers to Bank, on demand.

            Section 9.05: Expenses and Proceeds of Collateral. Each Borrower agrees to pay to the Bank on demand any and all expenses, including reasonable counsel fees, incurred or paid by the Bank in protecting or enforcing its rights upon or under this Agreement. After deducting all such expenses, the residue of any proceeds of sale of liabilities or property shall be applied to the payment of principal or interest on the Obligations in such order of preference as the Bank may determine, proper allowance for interest on the Obligations not then due being made, and any excess shall be returned to the Borrowers and the Borrowers shall remain liable for any deficiency.

                                    ARTICLE X
                                 INDEMNIFICATION

      Borrowers agree to exonerate, indemnify, pay and protect, defend (with counsel reasonably approved by Bank) and save Bank and the directors, officers, shareholders, employees and agents of Bank harmless from and against any claims (including without limitation third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims), interest or losses, including reasonable attorneys' and paralegals' fees and expenses, investigation and remediation costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature (collectively, the "Costs") that arise directly or indirectly from or in connection with this Agreement and the other Collateral Documents. The indemnification provided in this Article X shall specifically apply to and include claims or actions brought by or on behalf of employees of Borrowers. In the event Bank shall suffer or incur any Costs, Borrowers shall pay to Bank the total of all such Costs suffered or incurred by Bank upon demand therefor by Bank. Without limiting the generality of the foregoing, the indemnification provided in this Article X shall specifically cover Costs, including capital, operating, supervision and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release or suspected release of any hazardous materials in or into the air, soil, groundwater or surface water at, on, about, under or within any real estate owned or operated by the Borrowers, or elsewhere in connection with the transportation of hazardous materials to or from any such real estate and any claims of third parties for loss or damage due to such hazardous materials; provided that, only to the extent prohibited by law, this indemnity shall not be sought for damages that result from the gross negligence or wilful misconduct of the Bank.

                                   ARTICLE XI
                                  MISCELLANEOUS

            Section 11.01: Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party hereto if mailed to the Bank at its address set forth below, and to the Borrower at the address set forth below or at such other addresses as any party has designated in writing to any other party hereto.

      IF TO LENDER:                                  IF TO THE BORROWERS:

      National City Bank of the Midwest              Pioneer Railcorp
      301 SW Adams St, Locator C-P02-22              1318 S. Johanson Rd
      PO Box 749                                     Peoria, IL 61707-1130
      Peoria, IL 61652-0749                          Attn: J. Michael Carr
      Attn: Michael A. Zeller

      with copy to:

      Michael R. Seghetti
      Elias, Meginnes, Riffle & Seghetti
      416 Main Street, Suite 1400
      Peoria, IL  61602

            Section 11.02: Survival of Representations and Warranties. All agreements, representations and warranties made by the Borrowers herein or any other document or certificate delivered to the Bank in connection with the transaction contemplated by this Agreement shall continue in full force and effect so long as any Obligations are outstanding.

            Section 11.03: Successors and Assigns. This Agreement shall be binding upon the Borrowers, their successors and assigns, except that the Borrowers may not assign or transfer its rights without prior written consent of the Bank. This Agreement shall inure to the benefit of the Bank, its successors and assigns, and, except as otherwise expressly provided in particular provisions hereof, all subsequent holders of the Obligations.

            Section 11.04: Counterparts. This Agreement may be executed in any number of counterparts, each which will deemed an original, but all of which together shall constitute one and the same instrument.

            Section 11.05: Article and Section Headings. Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            Section 11.06: Monitoring and Evaluation. The Bank will monitor and evaluate the Borrowers' performance under this Agreement. The Borrowers will be monitored for compliance with rules, regulations and requirements applicable to this Agreement.

            Section 11.07: Severance Clause. The Borrowers agree that in the event that any provision of this Agreement or any other instrument executed at closing, or the application thereof to any person or circumstances, shall be declared null and void, invalid, or held for any reason to be unenforceable by a Court of competent jurisdiction, the remainder of such Agreement shall nevertheless remain in full force and effect, and to this end, the provisions of all covenants, conditions and agreements described herein are deemed separate.

            Section 11.08: Integration Clause. It is agreed between the parties that this Agreement, with attachments, as written, is the full and complete agreement between the parties and that there are no oral agreements or understandings between the parties other than what has been reduced to writing herein.

            Section 11.09: Notice of Default. Each Borrower agrees to give written notice to the Bank within 15 days of any event which constitutes an Event of Default under this Agreement as described in Article VIII herein or that would, with notice or lapse of time or both, constitute and Event of Default under this Agreement.

            Section 11.10: Expenses of Collection or Enforcement. Each Borrower agrees to pay the Bank or its assigns, in addition to any other amounts that may be due from the Borrowers, an amount equal to the costs and expenses of collection, enforcement or correction or waiver of any default by any Borrower incurred by the Bank or its assigns with such collection, enforcement, correction or waiver of default, including, without limitation, reasonable attorneys fees.

            Section 11.11: Prohibition Against Assignment. The Borrowers may not assign or, in any way, transfer its rights and benefits under this Agreement without the prior, written permission of the Bank.

            Section 11.12: Waiver of Jury Trial. Intentionally omitted.

            Section 11.13: Arbitration. Bank and the Borrowers agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement or any document or agreement executed in connection herewith or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrowers' address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration provision or be prohibited by this arbitration provision. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

NATIONAL CITY BANK OF THE MIDWEST         PIONEER RAILCORP

BY: /s/ Michael A. Zeller                 BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Vice-President                       ITS: President

      The following Guarantors of the Obligations of Pioneer under the foregoing Agreement hereby acknowledge and consent to the provisions of said Agreement.

ALABAMA RAILROAD CO.                      ALABAMA & FLORIDA RAILWAY CO., INC.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

DECATUR JUNCTION RAILWAY CO.              ELKHART & WESTERN RAILROAD CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

FORT SMITH RAILROAD CO.                   THE GARDEN CITY WESTERN RAILWAY, INC.

BY: /s/  J. M. Carr                        BY: /s/  J. M. Carr
    ----------------------------------         --------------------------------
ITS: Treasurer                             ITS: Treasurer

GETTYSBURG & NORTHERN RAILROAD CO.        INDIANA SOUTHWESTERN RAILWAY CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

KENDALLVILLE TERMINAL RAILWAY CO.         KEOKUK JUNCTION RAILWAY CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

MICHIGAN SOUTHERN RAILROAD COMPANY        MISSISSIPPI CENTRAL RAILROAD CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

PIONEER INDUSTRIAL RAILWAY CO.            SHAWNEE TERMINAL RAILROAD CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

VANDALIA RAILROAD COMPANY                 WEST MICHIGAN RAILROAD CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

                                          PIONEER RAILROAD EQUIPMENT CO., LTD

                                          BY: /s/  J. M. Carr
                                              ----------------------------------
                                            ITS: Treasurer

                                    EXHIBIT A

                             APPLICABLE MARGIN GRID

                            (Basis points per annum)

BASIS FOR PRICING       LEVEL I            LEVEL II           LEVEL III         LEVEL IV
-----------------------------------------------------------------------------------------
Funded Debt/EBITDA   > or = 3.0:1.0    > or = 2.5:1.0       > or = 2.0:1.0      < 2.0:1.0
Ratio*
                                        But < 3.0:1.0         But <2.5:1.0
-----------------------------------------------------------------------------------------
LIBOR Margin                275.00             250.00               225.00         200.00
-----------------------------------------------------------------------------------------

*     As defined in Section 1 of the Loan Agreement.

                              TERM PROMISSORY NOTE

January 19, 2005                                                     $16,000,000

      THIS NOTE is made in Peoria, Illinois as of January 19, 2005, for Sixteen Million Dollars ($16,000,000), with interest as provided herein.

                                    RECITALS:

      A. This Note is made by Pioneer Railcorp. ("Borrower"), and is payable to the order of National City Bank of the Midwest ("Lender"). The holder from time to time of this Note is referred to as "Payee."

      B. This Note evidences the obligation of Borrower to pay to Lender the principal amount of Sixteen Million Dollars ($16,000,000), with interest on the balance remaining from time to time unpaid at the "Interest Rate" (as hereinafter defined) on the basis hereinafter set forth. The Loan evidenced by this Note is referred to herein as the "Loan."

      C. Lender and Borrower have entered into a Loan Agreement of even date herewith (the "Loan Agreement") with respect to the Loan and other borrowings.

      D. Payment of this Note is secured by the Loan Documents, as that term is defined in the Loan Agreement. Reference is made to the Loan Documents for a description of the property and the rights of Payee with respect to such security. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their respective terms.

      1. Disbursement.

            The Loan shall be disbursed in three installments, as follows:

            (a) on the date hereof, up to $7,000,000 to refinancing existing indebtedness of Borrower to Bank;

            (b) on or about January 26, 2005, up to $4,000,000 to finance the acquisition of the west end of Toledo, Peoria and Western Railway Corporation; and

            (c) on or about March 31, 2005, up to $5,000,000 to finance the repurchase of equity interests in Borrower pursuant to its privatization strategy.

      2. Payment.

      (a) Borrower hereby promises to pay to the order of Payee the principal sum of Sixteen Million Dollars ($16,000,000), or, if less, the aggregate unpaid principal amount, with interest thereon at the Interest Rate, as follows:

      (i) On February 1, 2005, March 1, 2005 and April 1, 2005, a payment of all accrued and unpaid interest;

      (ii) Commencing May 1, 2005 and on the first day of each month thereafter to and including April 1, 2006, a payment of principal in the amount of $154,649 plus all accrued and unpaid interest;

      (iii) Commencing May 1, 2006 and on the first day of each month thereafter to and including April 1, 2007, a payment of principal in the amount of $165,854 plus all accrued and unpaid interest;

      (iv) Commencing May 1, 2007 and on the first day of each month thereafter to and including April 1, 2008, a payment of principal in the amount of $176,873 plus all accrued and unpaid interest;

      (v) Commencing May 1, 2008 and on the first day of each month thereafter to and including April 1, 2009, a payment of principal in the amount of $188,858 plus all accrued and unpaid interest;

      (vi) Commencing May 1, 2009 and on the first day of each month thereafter to and including April 1, 2010, a payment of principal in the amount of $201,691 plus all accrued and unpaid interest;

      (vii) All outstanding principal and interest remaining unpaid, and all other sums then due to Payee with respect to the Loan, on May 1, 2010.

      (b) The term "Interest Rate" means the interest rate from time to time announced by Lender as its prime rate for commercial loans (which may or may not be the lowest rate charged by Lender. Borrower shall have the option, however, to elect that any portion of the Loan of at least $250,000 and in increments of $100,000 thereafter shall bear interest at the LIBOR Interest Rate. "LIBOR Interest Rate" means the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Lender and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of the Loan and with a maturity equal to the applicable Interest Period are offered to Lender at 11:00 A.M. London time (or as soon thereafter as practicable) on the date of reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system "Page 3570" report or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Lender may reference from time to time, plus the Applicable Margin set forth on the attached Applicable Margin Grid. "Interest Period" shall mean one, two, three, or six months. Principal and interest accrued on LIBOR Interest Rate borrowings shall be repaid on the last day of the applicable Interest Period. No Interest Period on any LIBOR Interest Rate borrowing shall extend beyond Maturity Date.

      (c) The term "Maturity Date" shall mean May 1, 2010, subject to the acceleration provisions of this Note.

      (d) In the event any installment of principal or interest hereunder shall become overdue for a period in excess of ten (10) days, Borrower shall pay to the Payee a "late charge" equal to five percent (5%) of the amount unpaid or $25.00, whichever is greater, up to a maximum amount of $250 per payment.

      (e) Payment of all amounts due under this Note shall be made at the office of Lender at 301 S. W. Adams Street, Peoria, Illinois 61602, or such other place as Payee may from time to time designate in writing.

      (f) This Note may be prepaid, in whole or in part, without prepayment or penalty; provided, however, that no portion of this Note for which Borrower has elected a LIBOR Interest Rate tranche may be prepaid before the end of the applicable Interest Period.

      (g) The obligations of Borrower on this Promissory Note shall be absolute and unconditional in any and all circumstances, and shall not be affected by any circumstances of any character, including, but not limited to any set-off, counterclaim, recoupment, real or personal defense or other right which Borrower may have against the Lender, its successors and assigns, or anyone else for any reason whatsoever.

      (h) Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Borrower and Payee that Payee shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal and treated hereunder as such; and if the principal of the indebtedness secured hereby is paid in full, any remaining excess funds shall forthwith be paid to Borrower. In determining whether or not interest of any kind payable hereunder, under any specific contingency, exceeds the highest lawful rate, Borrower and Payee shall, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment as an expense, fee or premium rather than as interest and (2) amortize, prorate, allocate and spread to the end that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, Payee shall refund to Borrower the amount of such excess. Payee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

      (i) Upon the occurrence of an Event of Default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (1) increase the applicable interest rate on this Note 2.00 percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

      (j) Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon the occurrence of an Event of Default, or at any time after the acceleration of any of the Indebtedness (as defined in the Loan Agreement),Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. After the occurrence of an Event of Default, or at any time after the acceleration of any of the Indebtedness (as defined in the Loan Agreement), all prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

      3. Default and Remedies.

      (a) If an Event of Default shall occur under and as defined in any of the Notes, the Loan Agreement or any Loan Document (collectively, "Events of Default"), Payee shall have the option, without demand or notice, to declare the unpaid principal of this Note, together with all accrued interest and other sums owing hereunder, at once due and payable. Upon the occurrence of an Event of Default, Lender may exercise any and all other rights and remedies available in any Loan Document or at law or in equity.

      (b) The remedies of Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

      4. Costs and Attorneys' Fees.

Borrower promises to pay all costs of collection of every kind, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Payee in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

      5. Waiver.

Except as otherwise provided herein, each maker, surety, guarantor and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that his or its liability and the liability of his or its heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that the Payee shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof and to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment. This Note shall constitute a joint and several obligation when signed by more than one party.

      6. Nonpermitted Transfers.

The Credit Documents provide that any sale, transfer or other alienation of the property securing this Note, or any portion thereof or interest therein, other than as expressly permitted therein, constitutes an Event of Default thereunder and permits the holder of this Note to invoke any remedies therein provided.

      7. Notices.

All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed to be given (i) when delivered in person, (ii) when received after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, postage prepaid, (iii) when received if sent by private courier service, or (iv) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service and (b) addressed as follows:

                  If to Lender:

                  National City Bank of the Midwest
                  301 SW Adams St, Locator C-P02-22
                  PO Box 749
                  Peoria, IL 61652-0749
                  Attn: Michael A. Zeller
                  with copy to:

                  Michael R. Seghetti
                  Elias, Meginnes, Riffle & Seghetti
                  416 Main Street, Suite 1400
                  Peoria, IL  61602

                  If to Debtor:

                  Pioneer Railcorp
                  1318 S. Johanson Rd
                  Peoria, IL 61707-1130
                  Attn: J. Michael Carr

or to each such party at such other addresses as such party may designate in a written notice to the other parties.

      8. Miscellaneous.

      (a) The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

      (b) All payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Each payment of principal or interest under this Note shall be paid not later than 2:00 P.M. Peoria, Illinois time on the date due therefor and funds received after that hour shall be deemed to have been received by Payee on the following day. Except as otherwise provided herein, all payments (whether of principal, interest or other amounts) which are applied at any time by Payee to indebtedness evidenced by this Note may be allocated by Payee to principal, interest or other amounts as Payee may determine in Payee's sole discretion. Lender shall notify Borrower when it allocates payments other than to interest and principal.

      (c) This Note shall be governed by and construed under the laws of the State of Illinois.

      9. Severability.

If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

      10. Transfer by Holder.

Payee may assign or sell all of its interest in this Note and all of its rights and security hereunder.

      IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date and year first above written.

                                              PIONEER RAILCORP

                                              BY: /s/ J. M. Carr
                                                  ------------------------------

                                             ITS: Treasurer
                                                  ------------------------------

                                    EXHIBIT A

                             APPLICABLE MARGIN GRID

                            (Basis points per annum)

BASIS FOR PRICING                              LEVEL I           LEVEL II         LEVEL III         LEVEL IV
------------------                          --------------    --------------    --------------      ---------
Funded Debt/EBITDA                          > or = 3.0:1.0    > or = 2.5:1.0    > or = 2.0:1.0      < 2.0:1.0
Ratio*                                                         But < 3.0:1.0      But <2.5:1.0
------------------                          --------------    --------------    --------------      ---------
LIBOR Margin                                        275.00            250.00            225.00         200.00
------------------                          --------------    --------------    --------------      ---------

* As defined in Section 1 of the Loan Agreement.

                                REVOLVING CREDIT
                                PROMISSORY NOTE

January 19, 2005                                                      $2,000,000

      THIS NOTE is made in Peoria, Illinois as of January 19, 2005, for Two Million Dollars ($2,000,000), with interest as provided herein.

                                    RECITALS:

      A. This Note is made by Pioneer Railcorp ("Borrower"), and is payable to the order of National City Bank of the Midwest ("Lender"). The holder from time to time of this Note is referred to as "Payee."

      B. This Note evidences the obligation of Borrower to pay to Lender the principal amount of Two Million Dollars ($2,000,000), or, if less, the aggregate unpaid principal amount of all advances made by Lender to Borrower hereunder, with interest on the balance remaining from time to time unpaid at the "Interest Rate" (as hereinafter defined) on the basis hereinafter set forth. The Loan evidenced by this Note is referred to herein as the "Loan." This Note evidences a revolving credit, which may be drawn by Borrower from time to time and be repaid and used again up to the face principal amount hereof.

      C. Lender and Borrower have entered into a Loan Agreement of even date herewith (the "Loan Agreement") with respect to the Loan and other borrowings.

      D. Payment of this Note is secured by the Loan Documents, as that term is defined in the Loan Agreement. Reference is made to the Loan Documents for a description of the property and the rights of Payee with respect to such security. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their respective terms.

      1.    Payment.

      (a) Borrower hereby promises to pay to the order of Payee the principal sum of Two Million Dollars ($2,000,000), or, if less, the aggregate unpaid principal amount, with interest thereon at the Interest Rate, as follows:

      (i) Commencing February 1, 2005 and on the first day of each month thereafter to and including January 1, 2007, a payment of all unpaid interest accrued on the outstanding principal balance of the Loan;

      (ii) All outstanding principal and interest remaining unpaid, and all other sums then due to Payee with respect to the Loan, on January 19, 2007.

      (b) The term "Interest Rate" means, the interest rate from time to time announced by Lender as its prime rate for commercial loans (which may or may not be the lowest rate charged by Lender).

      (c) The term "Maturity Date" shall mean January 19, 2007, subject to the acceleration provisions of this Note.

      (d) In the event any installment of principal or interest hereunder shall become overdue for a period in excess of ten (10) days, Borrower shall pay to the Payee a "late charge" equal to five percent (5%) of the amount unpaid or $25.00, whichever is greater, up to a maximum amount of $250 per payment.

      (e) Payment of all amounts due under this Note shall be made at the office of Lender at 301 S. W. Adams Street, Peoria, Illinois 61602, or such other place as Payee may from time to time designate in writing.

      (f) This Note may be prepaid, in whole or in part, as set forth in the Loan Agreement.

      (g) The obligations of Borrower on this Promissory Note shall be absolute and unconditional in any and all circumstances, and shall not be affected by any circumstances of any character, including, but not limited to any set-off, counterclaim, recoupment, real or personal defense or other right which Borrower may have against the Lender, its successors and assigns, or anyone else for any reason whatsoever.

      (h) Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Borrower and Payee that Payee shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal and treated hereunder as such; and if the principal of the indebtedness secured hereby is paid in full, any remaining excess funds shall forthwith be paid to Borrower. In determining whether or not interest of any kind payable hereunder, under any specific contingency, exceeds the highest lawful rate, Borrower and Payee shall, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment as an expense, fee or premium rather than as interest and (2) amortize, prorate, allocate and spread to the end that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, Payee shall refund to Borrower the amount of such excess. Payee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

      (i) Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (1) increase the applicable interest rate on this Note 2.00 percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

      (j) Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

      2.    Intentionally omitted.

      3.    Default and Remedies.

      (a) In the event (1) default is made in the payment of any part of the principal or interest of this Note or any of the other Notes (as that term is defined in the Loan Agreement as such payments become due and payable), (2) default is made in the payment of any other sum due pursuant to the terms of this Note, any of the Notes, the Loan Agreement or any Loan Document, or (3) if an event of default shall occur under and as defined in any of the Notes, the Loan Agreement or any Loan Document (collectively, "Events of Default"), Payee shall have the option, without demand or notice, to declare the unpaid principal of this Note, together with all accrued interest and other sums owing hereunder, at once due and payable, and to exercise any and all other rights and remedies available in any Loan Document or at law or in equity.

      (b) The remedies of Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

      (c) Upon occurrence of an Event of Default, Borrower irrevocably authorizes any attorney of any court of record to appear therein on its behalf and to confess a judgment, without service of process, against it in such amount as may then appear to be due and payable hereon, and all costs and expenses incurred in connection therewith, including reasonable attorneys' fees, and it hereby admits and confesses the allegations of any complaint filed in connection with this Promissory Note, waives and releases any errors intervening in such proceedings and consents to an immediate execution on such judgment, hereby ratifying and confirming all acts that attorney may perform by virtue hereof.

      4.    Costs and Attorneys' Fees.

Borrower promises to pay all costs of collection of every kind, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Payee in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

      5.    Waiver.

Except as otherwise provided herein, each maker, surety, guarantor and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that his or its liability and the liability of his or its heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that the Payee shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof and to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment. This Note shall constitute a joint and several obligation when signed by more than one party.

      6.    Nonpermitted Transfers.

The Loan Documents provide that any sale, transfer or other alienation of the property securing this Note, or any portion thereof or interest therein, other than as expressly permitted therein, constitutes an Event of Default thereunder and permits the holder of this Note to invoke any remedies therein provided.

      7.    Notices.

All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed to be given (i) when delivered in person, (ii) when received after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, postage prepaid, (iii) when received if sent by private courier service, or (iv) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service and (b) addressed as follows:

            If to Lender:

            National City Bank of the Midwest
            301 SW Adams St, Locator C-P02-22
            PO Box 749
            Peoria, IL 61652-0749
            Attn: Michael A. Zeller

            with copy to:

            Michael R. Seghetti
            Elias, Meginnes, Riffle & Seghetti
            416 Main Street, Suite 1400
            Peoria, IL  61602

            If to Debtor:

            Pioneer Railcorp
            1318 S. Johanson Rd
            Peoria, IL 61707-1130
            Attn: J. Michael Carr

or to each such party at such other addresses as such party may designate in a written notice to the other parties.

      8.    Miscellaneous.

      (a) The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

      (b) All payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Each payment of principal or interest under this Note shall be paid not later than 2:00 P.M. Peoria, Illinois time on the date due therefor and funds received after that hour shall be deemed to have been received by Payee on the following day. Except as otherwise provided herein, all payments (whether of principal, interest or other amounts) which are applied at any time by Payee to indebtedness evidenced by this Note may be allocated by Payee to principal, interest or other amounts as Payee may determine in Payee's sole discretion. Lender shall notify Borrower when it allocates payments other than to interest and principal.

      (c) This Note shall be governed by and construed under the laws of the State of Illinois.

      9.    Severability.

If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

      10.   Transfer by Holder.

Payee may assign or sell all of its interest in this Note and all of its rights and security hereunder.

      IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date and year first above written.

                                           PIONEER RAILCORP

                                           BY:  /s/ J. M. Carr
                                                --------------------------------

                                           ITS: President
                                                --------------------------------

                                   PLEDGE AND
                               SECURITY AGREEMENT

      THIS PLEDGE AND SECURITY AGREEMENT is dated as of January 19, 2005, between Pioneer Railcorp ("Borrower") and National City Bank of the Midwest ("Bank").

      1. Grant of Security Interest. Borrower hereby pledges and grants to Bank a security interest in the following described property and all additions, accessions and substitutions thereto or therefor ("Collateral"):

            a. The following investment property owned by Borrower:

                  - 300,000 shares of common stock of Alabama Railroad Co.;

                  - 15,000,000 shares of common stock of Alabama & Florida
                    Railway Co. Inc.;

                  - 500,000 shares of common stock of Decatur Junction Railway
                    Co.;

                  - 1,000 shares of common stock of Elkhart & Western Railroad
                    Co.;

                  - 300,000 shares of common stock of Fort Smith Railroad Co.;

                  - 250 shares of common stock of The Garden City Western
                    Railway, Inc.;

                  - 1,000 shares of common stock of Gettysburg & Northern
                    Railroad Co.;

                  - 1,000 shares of common stock of Indiana Southwestern Railway
                    Co.;

                  - 1,000 shares of common stock of Kendallville Terminal
                    Railway Co.;

                  - 189,430 shares of common stock of Keokuk Junction Railway
                    Co.;

                  - 2,000,000 shares of common stock of Michigan Southern
                    Railroad Company;

                  - 1,100,000 shares of common stock of Mississippi Central
                    Railroad Co.;

                  - 1,000 shares of common stock of Pioneer Industrial Railway
                    Co.;

                  - 100 shares of common stock of Shawnee Terminal Railroad Co.;

                  - 10 shares of common stock of Vandalia Railroad Company; and

                  - 60,000 shares of common stock of West Michigan Railroad Co.;

            b. All present and future dividends, distributions, cash instruments, proceeds, including insurance proceeds, and products received, and all other right, title and interest of Borrower, with respect to (a) above.

      2. Obligations. Bank and Borrower have entered into a Loan Agreement of even date herewith (the "Loan Agreement") providing for certain loans from Bank to Borrower. Bank has required, as a condition to its execution of the Loan Agreement and its disbursement of said loan, that

Borrower grant a security interest in the Collateral to secure said loans. Accordingly, the security interest granted hereby is to secure the payment and performance of all of the liabilities and obligations of Borrower to Bank hereunder and all obligations of Borrower to Bank described in the Loan Agreement or any other document executed in connection therewith (all hereinafter called "Obligations").

      3. Warranties. Borrower represents and warrants as follows:

            a. Borrower is duly organized and existing under the laws of the jurisdiction of its formation and is duly qualified and in good standing in every other state in which it is doing business.

            b. The execution, delivery and performance hereof are within Borrower's organizational powers, have been duly authorized, are not in contravention of law or the terms of Borrower's organizational documents, or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

            c. Borrower's (i) sole place of business (or its chief executive office, if it has more than one place of business); and (ii) the office where it keeps its records concerning the Collateral is at the address stated in Section 16 of this Agreement.

            d. The Borrower is the sole and absolute owner of the Collateral free and clear of liens and encumbrances of every kind and nature except only the lien and encumbrance hereby granted and created, other liens and encumbrances to Bank and other liens and encumbrances disclosed in writing to Bank by Borrower.

            e. The Borrower has signed no financing statements covering the above described property, except the financing statements signed with respect to this Security Agreement, other financing statements in favor of Bank and the other financing statements disclosed in writing to Bank by Borrower.

            f. The officer of the Borrower executing this Security Agreement has been duly elected and qualified and has been duly authorized and empowered so to execute and deliver this Security Agreement on behalf of the Borrower.

      4. Records. Borrower will at all reasonable times and from time to time allow Bank by or through any of its officers, agents, employees, attorneys or accountants, to examine and inspect and make extracts or copies from Borrower's books and other records to arrange for verification of the Collateral, directly with account debtors or by other methods. Borrower will furnish to Bank upon request statements of any account, together with all notes or other papers evidencing the same and any guaranties, securities or other documents and information relating thereto; and generally at all times and from time to time furnish to Bank such statements and information as it may reasonably request.

      5. Covenants. The Borrower hereby covenants and agrees with Bank that so long as the Borrower shall owe any amounts under any of the Obligations to Bank, the Borrower will from time to time at the request of Bank, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Bank may require, to more completely vest in and assure to Bank its rights hereunder and in or to the Collateral and the proceeds thereof.

      6. Financing Statements. At the request of Bank, Borrower execute one or more financing statements pursuant to the Illinois Commercial Code in a form satisfactory to Bank and will pay the cost of filing the same in all public offices wherever filing is deemed by Bank to be necessary or desirable. Without the written consent of Bank, Borrower will not allow any financing statement covering any Collateral, proceeds thereof or any of Borrower's inventory to be on file in any public office. The Borrower will pay all costs of filing any financing, continuation or termination statements with respect to the security interest created by this Security Agreement.

      7. Certificates. Borrower warrants that all of the Collateral is evidenced by certificates which have been delivered to the Bank, and the number of shares listed for each corporation in Section 1 above constitutes all of the outstanding shares of capital stock of such company.

      8. Control. Borrower agrees to take all steps necessary for Bank to obtain "control" of the Collateral as defined in Section 8-106 of the Illinois Uniform Commercial Code (810 ILCS 5/8-106), and agrees that it will not allow any other party to obtain "control" over all or any part of the Collateral.

      9. Taxes. All taxes that may be assessed upon or paid by Bank with respect to any of the Collateral shall be charged to and paid by the Borrower who agrees to indemnify Bank against loss by reason of any such taxes. The Borrower will make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of the Borrower by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof.

      10. Proceeds. The proceeds from the sale or other disposition of the Collateral that are delivered by Borrower to Bank, or the net sums collected directly by Bank, after first deducting all costs of collection, shall be credited against the amount owed by Borrower.

      11. Default.

            a. If Borrower fails to pay when due to Bank any amount payable on any Obligations, or fails to observe or perform any of the covenants and warranties in this Security Agreement, or if an event of default occurs under the Loan Agreement or any document or agreement executed in connection therewith, Borrower shall be in default.

            b. In addition, at the election of Bank and without necessity of demand or notice, all or any part of the indebtedness of Borrower secured hereby shall become immediately due and payable, irrespective of any agreed maturity date, on the occurrence of any of the following events of default:

                  (i) Any warranty, representation, financial statement, or other information made, given, or furnished to Bank by or on behalf of Borrower shall prove to have been untrue in any material respect when made, given, or furnished; or

                  (ii) The issuance or filing of any attachment, levy, garnishment, or other judicial process of or on Borrower or any of the Collateral; or

                  (iii) The sale or other disposition by Borrower of any
                        substantial portion of its assets or property, except in the ordinary course of business; or, dissolution, termination of existence, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws by or against Borrower; or the appointment of a receiver or trustee for all or any party of the property of Borrower.

      12. Remedies. On any such default and at any time thereafter:

            a. Bank may declare all Obligations secured under this Security Agreement immediately due and payable and may proceed to enforce payment and exercise any and all of the rights and remedies provided by the Illinois Commercial Code, as well as any and all other rights and remedies possessed by Bank.

            b. Bank shall have the right to take immediate possession of the Collateral, and for that purpose may pursue the same wherever the Collateral may be found.

            c. Bank may sell at public or private sale, for such price as Bank may deem fair, any and all of the Collateral and any other security or property held by Bank. Bank may be the purchaser of the Collateral or other property or security so sold and may hold the Collateral thereafter in its own right absolutely against any claims of Borrower or right of redemption.

            d. In the case of public sale, notice shall be deemed to be adequate and reasonable if such notice appears three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale. In the case of a private sale, notice shall be deemed to be adequate and reasonable if such notice is mailed to the Borrower at its last known address at least ten (10) days before such sale.

            e. The net proceeds of any sale or sales shall be applied against the amount owed Bank by Borrower and any other indebtedness of Borrower to Bank. Borrower shall forthwith pay to Bank any deficiency on demand of Bank and shall be entitled to any surplus resulting from such sale or sales. Demand of performance, advertisement, and presence of the Collateral at sale are hereby waived by Borrower. All demands and presentments of every kind or nature are expressly waived by Borrower.

            f. Bank may require Borrower to assemble the Collateral at a place mutually convenient to Bank and Borrower at the expense of Borrower.

      13. Expenses. Borrower shall pay to Bank on demand any and all expenses, including legal expenses and reasonable attorneys' fees, reasonably incurred or expended by Bank in the recovery and sale or attempted recovery and sale of Collateral and in protecting and enforcing the Obligations and other rights of Bank hereunder.

      14. Termination. This Security Agreement shall be terminable only by the filing of a termination statement in accordance with applicable provisions of the Illinois Commercial Code. Until terminated, the security interest created hereunder shall continue in full force and effect and shall secure and be applicable to all advances now or hereafter made by Bank to Borrower, whether or not Borrower is indebted to Bank immediately prior to the time of any such advance. Any termination of this Security Agreement by either party shall not affect the obligation of Borrower or Bank with respect to accounts assigned by Borrower to Bank prior to such termination.

      15. Applicable Law.

            a. The validity of this Security Agreement and any provision hereof shall be determined under and shall be construed according to the Illinois Commercial Code and other applicable laws of the State of Illinois, and all duties of the parties created under this Security Agreement are performable in the State of Illinois.

            b. Unless otherwise defined, all terms used in this Security Agreement that are defined in the Illinois Commercial Code shall have the same meaning in this Security Agreement as therein defined.

      16. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, postage prepaid, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto:

          If to Lender:

          National City Bank of the Midwest
          301 SW Adams St, Locator C-P02-22
          PO Box 749
          Peoria, IL 61652-0749
          Attn: Michael A. Zeller

          with copy to:

          Michael R. Seghetti
          Elias, Meginnes, Riffle & Seghetti
          416 Main Street, Suite 1400
          Peoria, IL  61602

          If to Debtor:

          Pioneer Railcorp
          1318 S. Johanson Rd
          Peoria, IL 61707-1130
          Attn: J. Michael Carr

      17. No Waiver. The failure of Bank to exercise any right or remedy, including acceptance by Bank of partial or delinquent payments, shall not constitute a waiver of any obligation from Borrower or right of Bank or constitute a waiver of any other similar default occurring subsequently.

      18. Intent. This Security Agreement expresses the entire understanding of the parties and may not be altered or amended except with the written consent of each of the parties and except as provided in any other written document signed and delivered by Borrower to Bank.

      19. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Borrower and Bank and their respective successors and assigns.

NATIONAL CITY BANK OF THE MIDWEST         PIONEER RAILCORP

BY: /s/ Michael A. Zeller                 BY: /s/ J. M. Carr
    ---------------------------------         ---------------------------------

ITS: Vice-President                       ITS: President

304-1440.d2

                               SECURITY AGREEMENT

      This Security Agreement is dated as of January 19, 2005 between _________________________, an ______________ corporation ("Debtor"), and
National City Bank of the Midwest ("Lender").

      1. Description of Collateral. Debtor hereby grants to Lender a security interest in the following described assets and any and all additions, accessions and substitutions thereto or therefor (collectively referred to as the "Collateral").

            a. All equipment, machinery, furniture, furnishings, and any and all other tangible personal property, and all additions, accessions and substitutions thereto or therefor now owned or hereafter acquired by the Borrower (collectively referred to as "Equipment");

            b. All accounts receivable, contract rights, chattel paper, documents, instruments, general intangibles, as such term is defined in the Illinois Uniform Commercial Code (810 ILCS 5/1-101 et. seq.) as in effect from time to time, all accounts, as such term is defined in the Illinois Uniform Commercial Code as in effect from time to time, and other forms of obligation and other rights to the payment of money, now owned or which may hereafter arise in favor of the Borrower (hereinafter called "Accounts");

            c. All of the Borrower's inventory, including all goods, merchandise, materials, raw materials, work in process, finished goods and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of services or used or consumed in the Borrower's business, and any documents of title representing any thereof (hereinafter called "Inventory");

            d. All fixtures, fittings, appliances, apparatus, equipment, machinery, furniture and furnishings, and all other personal property now owned or hereafter acquired by Borrower (hereinafter called "Fixtures");

            e. All deposit accounts of Debtor with Lender; and

            f. All proceeds, including insurance proceeds, and products of (a),
      (b), (c), (d) and (e) above.

      2. Obligations. The security interest granted hereby is to secure the payment and performance of all of the liabilities and obligations of Debtor to Lender hereunder and also any and all other obligations of Pioneer Railcorp ("Pioneer") to Lender described in the Loan Agreement between Pioneer and Lender of even date herewith (all hereinafter called "Obligations").

      3. Warranties. Debtor represents and warrants as follows:

            a. Debtor is duly organized and existing under the laws of the State of its incorporation and is duly qualified and in good standing in every other state in which it is doing business. The exact name of Debtor is correctly stated in the first paragraph of this Agreement.

            b. The execution, delivery and performance hereof are within Debtor's corporate powers, have been duly authorized, are not in contravention of law or the terms of Debtor's organizational documents, or of any indenture, agreement or undertaking to which Debtor is a party or by which it is bound.

            c. Debtor's (i) sole place of business (or its chief executive office, if it has more than one place of business); and (ii) the office where it keeps its records concerning the Collateral is at the address stated in Section 17 of this Agreement.

            d. The Debtor is the sole and absolute owner of the Collateral free and clear of liens and encumbrances of every kind and nature except only the lien and encumbrance hereby granted and created, other liens and encumbrances to Lender and other liens and encumbrances disclosed in writing to Lender by Debtor.

            e. The Debtor has signed no financing statements covering the above described property, except the financing statements signed with respect to this Security Agreement, other financing statements in favor of Lender and the other financing statements disclosed in writing to Lender by Debtor.

            f. The officers of the Debtor executing this Security Agreement have been duly elected and qualified and have been duly authorized and empowered so to execute and deliver this Security Agreement on behalf of the Debtor.

      4. Records. Debtor will at all reasonable times and from time to time allow Lender by or through any of its officers, agents, employees, attorneys or accountants, to examine and inspect and make extracts or copies from Debtor's books and other records to arrange for verification of the Collateral, directly with account debtors or by other methods. Debtor will furnish to Lender upon request statements of any account, together with all notes or other papers evidencing the same and any guaranties, securities or other documents and information relating thereto; and generally at all times and from time to time furnish to Lender such statements and information as it may reasonably request.

      5. Covenants. The Debtor hereby covenants and agrees with Lender that so long as the Debtor shall owe any amounts under any of the Obligations to Lender, the Debtor will:

            a. Maintain the Collateral in good working order, condition and repair;

            b. Keep the Collateral in its possession and control, and within the continental United States;

            c. Provide to Lender from time to time, upon the request of the Lender, a listing of the Collateral specifying the physical location and the then condition of each item thereof;

            d. From time to time at the request of Lender, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Lender may require, to more completely vest in and assure to Lender its rights hereunder and in or to the Collateral and the proceeds thereof;

            e. Immediately notify Lender in writing of the opening of any new office or place of business or the closing of any of its existing offices or places of business and of any change in the location of its chief executive office or the places where its records concerning the Collateral are kept; and

            f. Maintain the existence of Debtor as described in Section 3a above, and not change any of the matters stated in said Section without the written consent of Lender.

      6. Financing Statements. At the request of Lender, Debtor shall execute one or more financing statements pursuant to the Illinois Commercial Code in a form satisfactory to Lender and will pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable. Without the written consent of Lender, Debtor will not allow any financing statement covering any Collateral, proceeds thereof or any of Debtor's inventory to be on file in any public office. The Debtor will pay all costs of filing any financing, continuation or termination statements with respect to the security interest created by this Security Agreement.

      7. Accounts.

            a. Lender authorizes Debtor to collect any and all amounts owing on all Accounts subject to this agreement, and Debtor shall use its best efforts to effect the prompt collection of such Accounts. The Lender may, at its election, notify any debtor on any Account of the assignment thereof and effect collection of any Account directly from the debtor obligated thereon. Lender shall have full power to collect, compromise, endorse, sell or otherwise deal with the accounts or proceeds thereof in its own name or that of Debtor.

            b. Debtor hereby irrevocably appoints Lender, or any person designated by Lender, its attorney in fact to receive, open and dispose of all mail addressed to Debtor, to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders or other remittances, to endorse the name of Debtor on any invoice, freight or express bill or bill of lading, storage receipt, warehouse receipt or other instrument or document in respect to any account subject to this agreement, to sign the name of Debtor to drafts against account debtors, assignments or verifications of Accounts subject to this agreement and notices to account debtors, and to do all other acts and things necessary to carry out the intent of this Security Agreement. The authority granted Lender shall remain in full force and effect until all Accounts subject to this Security Agreement have been paid in full.

            c. Upon request of Lender at any time, Debtor will notify such account debtors and will indicate on all billings to such account debtors that the Accounts are payable to Lender. Any proceeds of Accounts thereafter received by Debtor shall be turned over to Lender daily in the exact form in which they are received.

            d. The Debtor will not, without the written consent of Lender, grant any extension of the time of payment of the Accounts, compromise, compound and settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than trade discounts specifically noted at the time of assignment.

            e. The Debtor will deliver to Lender all original and other documents evidencing, and relating to, the sale and delivery of merchandise or the performance of labor or services which created the Accounts, including, but not limited to, all original orders, invoices and shipping receipts.

            f. Lender shall have the right, at the Debtor's expense, to make test verifications of all Accounts in any manner and through any medium Lender considers advisable, and the Debtor agrees to furnish all such assistance and information as Lender may require in connection therewith.

            g. The Debtor will furnish to Lender, at the Debtor's expense, the following reports: reconciliation of all Accounts; an aging of all Accounts; trial balances; a test verification of all Accounts; and such other reports and information relating to the Accounts as Lender may request. All reports shall be in form satisfactory to Lender and shall be furnished to Lender at such times as Lender may request.

            h. The Debtor will stamp, in form and manner satisfactory to Lender, the Debtor's accounts ledger and other books and records pertaining to the Accounts with an appropriate reference to the fact that the Accounts and the proceeds thereof have been assigned to Lender.

      8. Inventory. Lender shall have the right at all times to immediate possession of all Inventory and its products and proceeds, and to inspect the Inventory and the Debtor's records pertaining thereto. None of the Inventory shall be removed or disposed without Lender's written consent, except to bona fide purchasers thereof in the ordinary course of the Debtor's business. Upon Lender's request, the Debtor will:

            a. From time to time, at the Debtor's expense, pledge and deliver the Inventory to Lender or to a third party as Lender's bailee; to hold the same in trust for Lender's account; or store the same in a warehouse or warehouses in Lender's name; or deliver to Lender documents of title representing the same; or evidence Lender's security interest in the Inventory and the proceeds and products thereof in such other manner as may be acceptable to Lender.

            b. Remove or dispose of Inventory (whether or not to bona fide purchasers in the ordinary course of the Debtor's business) only on orders approved by Lender in writing.

            c. Report all sales of Inventory to Lender in a form satisfactory to Lender at such times as Lender may request.

      9. Insurance. The Debtor shall insure at its expense, and keep insured by solvent insurers, all Collateral in such amounts as similar goods are usually insured by companies similarly situated, against loss or damage of the kinds usually insured against by companies similarly situated, and upon Lender's request, the policies evidencing such insurance shall be duly endorsed in Lender's favor and certificates evidencing such insurance shall be provided to Lender. If the Debtor defaults in this regard, Lender shall have the right to insure and charge the cost to the Debtor. Lender assumes no risk or responsibility in connection with the payment or non-payment of losses, the only responsibility of Lender being to credit the Debtor with any insurable payments received on account of losses.

      10. Taxes. All taxes that may be assessed upon or paid by Lender with respect to any of the Collateral shall be charged to and paid by the Debtor who agrees to indemnify Lender against loss by reason of any such taxes. The Debtor will make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of the Debtor by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof.

      11. Proceeds. The proceeds from the sale or other disposition of the Collateral that are delivered by Debtor to Lender, or the net sums collected directly by Lender, after first deducting all costs of collection, shall be credited against the amount owed by Debtor.

      12. Default.

            a. If Debtor fails to pay when due to Lender any amount payable on any Obligations, or fails to observe or perform any of the covenants and warranties in this Security Agreement or in any loan agreement with Lender, Debtor shall be in default.

            b. In addition, at the election of Lender and without necessity of demand or notice, all or any part of the indebtedness of Debtor secured hereby shall become immediately due and payable, irrespective of any agreed maturity date, on the occurrence of any of the following events of default:

                  (i) Any warranty, representation, financial statement, or
            other information made, given, or furnished to Lender by or on behalf of Debtor shall prove to have been untrue in any material respect when made, given, or furnished; or

                  (ii) The issuance or filing of any attachment, levy,
            garnishment, or other judicial process of or on Debtor or any of the Collateral; or

                  (iii) The sale or other disposition by Debtor of any
            substantial portion of its assets or property, except in the ordinary course of business; or, dissolution, termination of existence, insolvency, business failure, or assignment for the benefit of creditors of or by Debtor; or commencement of any proceedings under any state or federal Bankruptcy or insolvency laws by or against Debtor; or the appointment of a receiver or trustee for all or any party of the property of Debtor.

      13. Remedies. On any such default and at any time thereafter:

            a. Lender may declare all Obligations secured under this Security Agreement immediately due and payable and may proceed to enforce payment and exercise any and all of the rights and remedies provided by the Illinois Commercial Code, as well as any and all other rights and remedies possessed by Lender.

            b. Lender shall have the right to take immediate possession of the Collateral, and for that purpose may pursue the same wherever the Collateral may be found, and may enter upon any of the premises of the Debtor with or without force or process of law, wherever the Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove the Collateral, or any part thereof. The Debtor shall, upon Lender's request, assemble the Collateral and make the Collateral available to Lender at any place designated by Lender which is reasonably convenient to the Debtor.

            c. Lender may sell at public or private sale, for such price as Lender may deem fair, any and all of the Collateral and any other security or property held by Lender. Lender may be the purchaser of the Collateral or other property or security so sold and may hold the Collateral thereafter in its own right absolutely against any claims of Debtor or right of redemption.

            d. In the case of public sale, notice shall be deemed to be adequate and reasonable if such notice appears three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale. In the case of a private sale, notice shall be deemed to be adequate and reasonable if such notice is mailed to the Debtor at its last known address at least ten (10) days before such sale.

            e. The net proceeds of any sale or sales shall be applied against the amount owed Lender by Debtor and any other indebtedness of Debtor to Lender. Debtor shall forthwith pay to Lender any deficiency on demand of Lender and shall be entitled to any surplus resulting from such sale or sales. Demand of performance, advertisement, and presence of the Collateral at sale are hereby waived by Debtor. All demands and presentments of every kind or nature are expressly waived by Debtor.

            f. Lender may require Debtor to assemble the Collateral at a place mutually convenient to Lender and Debtor at the expense of Debtor.

      14. Expenses. Debtor shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys' fees, reasonably incurred or expended by Lender in the recovery and sale or attempted recovery and sale of Collateral and in protecting and enforcing the Obligations and other rights of Lender hereunder.

      15. Termination. This Security Agreement shall be terminable only by the filing of a termination statement in accordance with applicable provisions of the Illinois Commercial Code. Until terminated, the security interest created hereunder shall continue in full force and effect and shall secure and be applicable to all advances now or hereafter made by Lender to Debtor, whether or not Debtor is indebted to Lender immediately prior to the time of any such advance. Any termination of this Security Agreement by either party shall not affect the obligation of Debtor or Lender with respect to accounts assigned by Debtor to Lender prior to such termination.

      16. Applicable Law.

            a. The validity of this Security Agreement and any provision hereof shall be determined under and shall be construed according to the Illinois Commercial Code and other applicable laws of the State of Illinois, and all duties of the parties created under this Security Agreement are performable in the State of Illinois.

            b. Unless otherwise defined, all terms used in this Security Agreement that are defined in the Illinois Commercial Code shall have the same meaning in this Security Agreement as therein defined.

      17. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, postage prepaid, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto:

                  If to Lender:

                  National City Bank of the Midwest
                  301 SW Adams St, Locator C-P02-22
                  PO Box 749
                  Peoria, IL 61652-0749
                  Attn: Michael A. Zeller

                  with copy to:

                  Michael R. Seghetti
                  Elias, Meginnes, Riffle & Seghetti
                  416 Main Street, Suite 1400
                  Peoria, IL  61602

                  If to Debtor:

                  Pioneer Railcorp
                  1318 S. Johanson Rd
                  Peoria, IL 61707-1130
                  Attn: J. Michael Carr

      18. No Waiver. The failure of Lender to exercise any right or remedy, including acceptance by Lender of partial or delinquent payments, shall not constitute a waiver of any obligation from Debtor or right of Lender or constitute a waiver of any other similar default occurring subsequently.

      19. Intent. This Security Agreement expresses the entire understanding of the parties and may not be altered or amended except with the written consent of each of the parties and except as provided in any other written document signed and delivered by Debtor to Lender.

      20. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Debtor and Lender and their respective successors and assigns.

____________________________________           NATIONAL CITY BANK OF THE MIDWEST

BY: __________________________________   BY: ___________________________________
 ITS: ________________________________     ITS: ________________________________

                                    GUARANTY

      THIS GUARANTY is dated as of January 19, 2005 by _________________ ("Guarantor"), in favor of National City Bank of the Midwest ("Lender").

                                R E C I T A L S:

      WHEREAS, on or as of the date hereof, Lender has made two loans (the "Loans") to Pioneer Railcorp ("Borrower"), one a term loan in the amount of $16,000,000 and the other a revolving credit facility in the amount of $2,000,000, both evidenced by promissory notes of even date herewith (the "Notes"), all pursuant to a Loan Agreement between Borrower and Lender of even date herewith (the "Loan Agreement"); and

      WHEREAS, Borrower is the owner of 100% of the capital stock of Guarantor; and

      WHEREAS, the execution of the Loan Agreement and the disbursement of the Loans will improve the financial position of Borrower which will benefit Guarantor by improving the economics of scale realized from being a member of Borrower's affiliated group; and

      WHEREAS, as a material inducement to Lender to make the Loans, Guarantor has agreed to make this Guaranty;

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

      1. Guaranty. Guarantor hereby absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the aggregate outstanding unpaid principal amount of the Notes together with all accrued and unpaid interest on the Notes and all other amounts due to Lender under the Notes, under the Loan Agreement or under any other documents and instruments executed and delivered to Lender in order to evidence or secure the Loans (the "Collateral Documents"), and any and all extensions, renewals or modifications of any of the foregoing (such principal, interest and other amounts are hereinafter referred to collectively as the "Obligations"). In addition, Guarantor shall pay any and all fees, costs and expenses (including attorneys' fees) incurred by Lender, at any time prior or subsequent to default, whether litigation is involved or not, and if involved, whether at the trial or appellate levels or in pre- or post-judgment or bankruptcy proceedings, in enforcing or realizing upon the obligations of Guarantor hereunder. The Obligations, Notes, Loan Agreement, Collateral Documents and any instrument, document or agreement, express or implied, which has been or may hereafter be made or entered into by the Borrower or the Guarantor in reference to the Obligations shall all be hereinafter collectively referred to as the "Terms."

      2. Guaranty Absolute. Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms and provisions of the Terms, regardless of any law, regulation, order or judgment now or hereafter in effect in any jurisdiction affecting any of the Terms or the rights of Lender with respect thereto. The liability of Guarantor under this Guaranty shall continue and be absolute and unconditional irrespective of:

            (a) Any lack of validity or enforceability of any of the Terms;

            (b) Any change in the time, manner or place of payment of, or in any other term, including the applicable rate of interest, of, all or any of the Terms, or any other renewal, extension, amendment, modification or waiver of or any consent to departure from any of the Terms;

            (c) Any act or omission of Lender of any nature whatsoever, excluding any willful or wanton misconduct or gross negligence on the part of Lender;

            (d) With respect to the Guarantor, the Borrower or any other person or entity liable in respect of the Borrower, any failure to obtain required authorization by all necessary corporate or other action relating to the incurring by the Borrower of the Obligations or to the execution, delivery, or performance of any of the Terms, or to any violation of any provision of any organizational documents, or any other document, instrument or agreement occasioned by the incurring of the Terms, by the execution, delivery or performance of any of the Terms, or by any failure of same to have been duly authorized by all necessary corporate or other action;

            (e) Any release (other than a release of Guarantor from this Guaranty), amendment, waiver, modification, extension or renewal of or consent to departure from or forbearance of any other action or inaction under or in respect of this Guaranty or any other of the Terms;

            (f) Any exchange, release, forbearance or surrender of or any other action or inaction with respect to any collateral at any time and from time to time now or hereafter securing any or all of the Obligations or Terms or the liability of the Borrower, the Guarantor or any other person or entity in respect of all or any of the Terms or any failure to perfect or continue as perfected any security interest or other lien with respect to any such collateral, or any loss or destruction of any such collateral, or any matter impairing the value of such collateral as security for all or any of the Terms or the liability of the Guarantor or any other person or entity in respect of all or any of the Obligations or Terms; or

            (g) Any other circumstance or matter of any nature whatsoever that might otherwise constitute a defense (other than payment) available to, or a discharge of, the Borrower, the Guarantor or any other person or entity liable to Lender in respect of any of the Terms which arises out of the bankruptcy or insolvency of the Borrower. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, regardless of whether any payment of any of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of any person or entity or for any reason whatsoever, all as though such payment had not been made. The Obligations of Guarantor hereunder shall be absolute and primary, shall be complete and binding as to Guarantor upon its execution of this Guaranty, shall be subject to no conditions precedent, and shall be independent of and cumulative to any other of the Terms, and Lender may exercise any of its rights and remedies under this Guaranty, any other of the Terms or otherwise singly or concurrently.

      3. Waiver; No Duties. Guarantor waives: (a) all statutes of limitations as a defense to any action brought against Guarantor by Lender; (b) any defense based upon any legal disability of the Borrower or any discharge or limitation of the liability of the Borrower to Lender, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause; (c) promptness, diligence, presentment, demand, protest and notice of any kind; (d) any defense based upon or arising out of any defense which the Borrower may have to the payment or performance of any part of the Obligations which arises out of the bankruptcy or insolvency of the Borrower; and (e) all rights of subrogation and all rights to participate in any security held by Lender for the Obligations, until the Obligations have been paid in full. Lender shall not be obligated to exhaust any right or take any action against the Borrower or any other person or entity or any collateral for the Terms prior to the enforcement of its rights hereunder. Lender shall not be required to obtain the consent of the Guarantor with respect to any matter.

      4. Warranties. Guarantor makes the following representations and warranties to Lender:

            (a) Ownership. Borrower is the record and beneficial owner of 100% of the capital stock of Guarantor, and there are no other shareholders of Guarantor or persons or entities which have any rights to become shareholders of Guarantor.

            (b) Authorization and Validity. Guarantor has all necessary power and authority to make, execute, deliver and consummate this Guaranty, and to perform his obligations, undertakings and agreements to be observed and performed hereunder.

            (c) No Conflict. The execution and delivery of this Guaranty by Guarantor does not, and the consummation by Guarantor of the transactions contemplated hereby will not, violate or result, with the giving of notice or the lapse of time or both, in a violation of any provisions of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice, or lapse of time or both) any obligation under any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Guarantor is a party, and the same does not and will not constitute an event permitting termination of any lease, agreement, license or instrument to which Guarantor is a party which will materially affect the performance of Guarantor's obligations hereunder.

            (d) Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Guarantor threatened against or adversely affecting Guarantor at law or in equity or before or by a governmental agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated, or the possibility of any judgment or liability which may result in any material and adverse change in the financial condition of Guarantor. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental agency.

            (e) Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

            (f) Financial Statements. The financial statements and other financial information furnished by Guarantor to Lender are correct and complete and accurately present the financial condition of Guarantor at and for the periods covered therein; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as indicated on said financial statements; and since the respective periods covered by such financial statements, there has been no material adverse change in the financial condition of Guarantor.

      5. Delivery of Financial Statements. Guarantor covenants and agrees that from the date hereof and so long as any of the Obligations remains outstanding and unpaid and unperformed, Guarantor will furnish to Lender as soon as available, but in any event no later than April 1 of each year, a copy of the current financial statements of Guarantor as of the end of the last calendar year, certified to be true and correct by Guarantor, and in form and substance acceptable to Lender.

      6. Notices. All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed to be given (i) when delivered in person; (ii) when received after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, postage prepaid; (iii) when received if sent by private courier service; or (iv) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service; and (b) addressed as follows:

          If to Lender:

          National City Bank of the Midwest
          301 SW Adams St, Locator C-P02-22
          PO Box 749
          Peoria, IL 61652-0749
          Attn: Michael A. Zeller

          with copy to:

          Michael R. Seghetti
          Elias, Meginnes, Riffle & Seghetti
          416 Main Street, Suite 1400
          Peoria, IL  61602

          If to Debtor:

          Pioneer Railcorp
          1318 S. Johanson Rd
          Peoria, IL 61707-1130
          Attn: J. Michael Carr

or to any such other address as any party hereto shall designate in a written notice to the other parties hereto.

      7. No Waiver; Cumulative Remedies. Lender may, at any time and from time to time, waive or not insist on strict compliance with any one or more of the provisions contained in this Guaranty or any document relating to this Guaranty, but any such waiver or non-insistence shall not be considered a waiver or non-insistence of such provision in any other instance or any other circumstance, OR AS CREATING A REQUIREMENT THAT LENDER MUST, AS A RESULT OF A PREVIOUS WAIVER OR NON-INSISTENCE, THEREAFTER GIVE NOTICE TO THE BORROWER, GUARANTOR, OR ANY OTHER PERSON OR ENTITY THAT IT DOES NOT INTEND TO GIVE A FURTHER WAIVER OR NOT INSIST UPON STRICT PERFORMANCE BEFORE LENDER CAN EXERCISE ANY RIGHTS OR REMEDIES UNDER ANY DOCUMENT OR BEFORE ANY EVENTS OF DEFAULT OR DEFAULTS CAN OCCUR, WHETHER OCCASIONED BY THE PROVISION PREVIOUSLY WAIVED OR NOT INSISTED UPON OR OTHERWISE, OR AS ESTABLISHING A COURSE OF DEALING FOR INTERPRETING THE EXPRESSIONS AND OTHER CONDUCT BETWEEN LENDER AND THE BORROWER, GUARANTOR OR ANY OTHER PERSON OR ENTITY. The remedies provided herein and in the other documents executed contemporaneously herewith and referred to herein shall be cumulative, may be exercised from time to time, singularly or concurrently or in any combination, without Lender being obligated to exercise any such right in any other circumstance, and are not exclusive of any remedies provided by law.

      8. Continuing Guaranty; Transfer. This Guaranty is a continuing guaranty and shall:

            (a) Remain in full force and effect until the Obligations have been fully discharged at which time this Guaranty shall terminate;

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

            (b) Be binding upon Guarantor, and its successors and assigns, provided, however, Guarantor may not assign any of its rights and obligations hereunder without the prior written consent of Lender; and

            (c) Inure to the benefit of and be enforceable by Lender and its successors, transferees, participants, and assigns. Without limiting the generality of this clause, Lender may assign or otherwise transfer any of the Obligations (in compliance with the terms of the Notes) and/or any of the Terms to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to Lender herein or otherwise.

      9. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to principles of conflict of laws. Guarantor hereby waives any plea of jurisdiction or venue as not being a resident of Peoria County, Illinois and hereby specifically authorizes any action brought by Lender upon this Guaranty to be instituted and prosecuted in either the Circuit Court of Peoria County, Illinois or in the United States District Court for the Central District of Illinois, at the election of Lender. Guarantor hereby irrevocably authorizes service of process to be made upon it at the address given and in the manner provided in Paragraph 6 above, in any action which may be instituted against it arising out of or relating to this Guaranty.

      10. Headings. Paragraph headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

      IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered on the date and year first above written.

                                     __________________________________________

                                     BY:_______________________________________

                                     ITS: _____________________________________

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